UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

CLIMB GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Board of Directors (the “Board”) of Climb Global Solutions, Inc. (the “Company”) appointed Mr. Timothy Popovich to serve as Vice President and Chief Operating Officer of the Company (“COO”).

Mr. Popovich, age 45, has held various leadership positions at Climb Channel Solutions, a wholly owned subsidiary of the Company (“Climb Channel”), since first joining in October 2003. Mr. Popovich has served as the President and Chief Operating Officer of Climb Channel since August 2023.  Prior to August 2023, Mr. Popovich served as President North America from June 2022, Executive Vice President Sales and Operations from January 2021 to May 2022, and Vice President of Sales North America from January 2019 to December 2020. Mr. Popovich holds a Bachelor of Arts in Communications from Wilkes University, and a Professional Certificate in Sales Management from Rutgers University.

In connection with his promotion, the Compensation Committee of the Board (the “Committee”) recommended and the Board approved the compensation of Mr. Popovich for 2024 as follows: (i) an annual base salary of $230,000, (b) a target short term incentive bonus of $150,000, subject to the satisfaction of certain performance conditions, (c) a grant of $120,000 of time-based RSUs (the “Time-Based RSUs”), which vest in three equal installments on the anniversary of the date of grant over the next three years, and (d) a grant of performance-based RSUs (the “Performance-Based RSUs”) at the target value of $180,000, which are subject to the satisfaction of certain performance conditions over the next three years. The Time-Based RSUs and Performance-Based RSUs were granted under Company’s 2021 Omnibus Incentive Plan (the “Plan”).  In addition, Mr. Popovich is eligible to participate in, as a “Tier 2” participant, the Climb Global Solutions, Inc. Executive Severance and Change in Control Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2023, and will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 5, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Popovich for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There was no arrangement or understanding between Mr. Popovich and any other person(s) pursuant to which he was appointed to serve as COO, and Mr. Popovich does not have any family relationships with any of the Company’s executive officers or directors. Mr. Popovich has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: February 16, 2024	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Vice President and Chief Financial Officer

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